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EXHIBIT 10.45
                             SUBSCRIPTION AGREEMENT
                                       AND
                           INVESTMENT REPRESENTATIONS

Board of Directors
Hitsgalore.com, Inc.
10134 6th Street, Suite J
Rancho Cucamonga, CA  91730

Re:  Subscription to Purchase Hitsgalore.com Stock

Gentlemen:

         1. Subscription. Hitsgalore.com, Inc., a Florida corporation, (referred to hereinafter as the "Issuer") has offered for sale two million (2,000,000) shares of its common stock, $0.001 par value (referred to hereinafter as "Hitsgalore.com Stock") to the undersigned at a price of $5.00 per share. Subject to the terms and conditions set forth below, the undersigned (referred to hereinafter as the "Subscriber"), agrees to purchase 2,000,000 shares of Hitsgalore.com Stock. The Subscriber tenders herewith the sum of $10,000,000 in investment assets with a market value in excess of the Subscription and insured against all perils through Lloyds of London, in full payment of the purchase price, subject to the terms of the offer, acceptance and the conditions described below.

         2. Acceptance. It is understood and agreed that the Issuer shall have the sole and unconditional right to accept or reject this subscription and tender of the purchase price, in whole but not in part. The Issuer will move promptly upon receipt of this subscription to determine the acceptability of this subscription. If this subscription is deemed to be unacceptable, the Subscriber will be promptly notified, the subscription price will be returned to the Subscriber without interest, offset or deduction, and the subscription documents will be marked "Void." The Issuer may elect to retain copies of said documents for the sole purpose of demonstrating compliance with the provisions of an exemption from the registration requirements of federal and state securities laws.

         3. Investment Representations, Warranties and Covenants. The Subscriber represents and warrants to and covenants with The Issuer as follows:

                  (a) The Subscriber has carefully reviewed the materials supplied by the Issuer. The Subscriber acknowledges that it has had the reasonable opportunity to ask questions and to examine such supplemental documentation as it may deem necessary to make an informed decision concerning investment in the Hitsgalore.com Stock. The Subscriber acknowledges that it has received satisfactory answers to its questions from management of the Issuer and has verified to its satisfaction the information in the materials provided. The Subscriber has relied upon its own independent investigation in making its decision to buy the Hitsgalore.com Stock.

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                  (b) The Subscriber  understands  that the financial  model (if any) contained in the materials provided or discussions of the potential profitability of the Issuer or the future value of its Hitsgalore.com Stock are not projections or guarantees of future profitability; but, such forecasts are included or discussed solely for the purpose of demonstrating the hypothetical operations of the Issuer and are subject to the disclaimers included therein. There can be no guarantee the Company will achieve profitability or create value in the future in its Hitsgalore.com Stock.

                  (c) The Subscriber understands that the offer and sale of the Hitsgalore.com Stock are not registered with the U.S. Securities and Exchange Commission or the securities authority of any state or jurisdiction; but, the offer and sale is made instead in reliance upon an exemption from registration commonly referred to as the "private placement exemption." The Subscriber understands that there is no public market for the Hitsgalore.com Stock, that none is expected to develop under current circumstances and that the sale or other transfer of the Hitsgalore.com Stock, except by gift or inheritance, may be restricted by federal and state securities laws and by the terms of the offer and sale. The Subscriber understands that sale or other transfer of the Hitsgalore.com Stock by it, except by gift or inheritance, may require that the Hitsgalore.com Stock be the subject of an effective registration statement on file or qualification with the U.S. Securities and Exchange Commission and appropriate state securities commission(s) or an opinion of counsel acceptable to the Issuer and its counsel that the sale or other transfer is exempt from such registration or qualification. The Subscriber understands that the Issuer is under no obligation, and it cannot compel the Issuer, to register the Hitsgalore.com Stock for transfer. The Subscriber understands that it may be required to bear the economic risk of the investment indefinitely. The Subscriber understands a notice of these restrictions will be printed on the Hitsgalore.com Stock certificates and the transfer agent, if any, will be instructed to honor the notice.

                  (d) The Subscriber is acquiring the Hitsgalore.com Stock for investment for its own account and not for the purpose of resale, division, fractionalization or distribution. The Subscriber acknowledges that it is holding the Hitsgalore.com pursuant to a "Lock-up" Agreement. The Subscriber has not predetermined the occurrence of any event or condition upon which it intends to sell the Hitsgalore.com Stock.

                  (e) The Subscriber understands that the Issuer has a limited operating history and that investment in the Hitsgalore.com Stock involves a high degree of risk which could result in a complete loss of its investment.

 (f) The Subscriber is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended, in that it has a net worth which exceeds $1,000,000 and its investment in the Hitsgalore.com Stock does not exceed ten percent of its net worth.

                  (g) The Subscriber has such knowledge and experience in business and financial matters that it is able to evaluate the merits and risks of investment in the Hitsgalore.com Stock. The Subscriber acknowledges that it has sufficient income and net worth that it is able to bear the economic risk of loss of its investment and that the complete loss of investment in the Hitsgalore.com Stock would not prevent it from providing for its commitments and foreseeable contingencies.

         4. Indemnification. The Subscriber acknowledges that it understands the meaning and legal consequences of the representations, warranties and covenants contained in paragraph 3, and it agrees to indemnify and hold harmless the Issuer, its officers and directors, its accountants and counsel from and against all claim, injury, loss, damage and liability due to or arising out of any breach of the representations, warranties or covenants contained in this Subscription Agreement. The indemnification provided herein

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shall not  expressly,  impliedly or in any other manner be deemed to be a waiver of any rights granted to the Subscriber under federal or state securities laws. The Subscriber understands the Issuer and its counsel will rely upon its
representations   and   warranties   for  the  purpose  of  complying  with  the
requirements of federal and state securities laws.

     5. Confidential Information. The disclosure materials supplied by the Issuer contain confidential and proprietary information and trade secrets. Furthermore, the requirements for an exemption from registration and qualification under federal and state securities laws include limitations on distribution of disclosure materials. Accordingly, the Subscriber agrees, in consideration for the Issuer offering it the opportunity to invest in the Hitsgalore.com Stock, to keep all information in the disclosure materials confidential and to discuss it only with management of the Issuer.

     6. General. This agreement shall be binding upon the Subscriber, its successors and assigns. This agreement shall not be assignable. This agreement shall be construed under the laws of the State of Florida.


Subscribed this 15th day of April, 1999.

Signature of Subscriber

Life Foundation Trust

By: \s\ Jeanette B. Wilcher, Trustee
    --------------------------------

The foregoing Subscription Agreement and Investment Representations Accepted this 15th day of April, 1999.

Hitsgalore.com, Inc.

By: \s\ Steve Bradford
    ------------------
    Authorized Officer